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                                 STOEL RIVES LLP
                                 ---------------
                                    ATTORNEYS

                            Standard Insurance Center
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                            Telephone (503) 224-3380
                               Fax (503) 220-2480
                               TDD (503) 221-1045

                                                                     Exhibit 5.1



                                December 7, 1999



Board of Directors
MedicaLogic, Inc.
20500 NW Evergreen Parkway
Hillsboro, Oregon 97124


          We have acted as counsel for MedicaLogic, Inc., an Oregon corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 6,095,000 shares (the "Shares") of Common Stock of the Company, which include 795,000 shares that may be sold by the Company upon exercise of an option granted to the Underwriters to cover overallotments. We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

          Based on the foregoing, it is our opinion that:

     (1) The Company is a corporation existing under the laws of the state of Oregon;

     (2)  The Shares have been duly authorized; and

     (3) The Shares, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable.


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Board of Directors
December 7, 1999
Page 2



          We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       STOEL RIVES LLP